DENNY’S CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2016

SPARTANBURG, S.C., February 15, 2017 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its fourth quarter and full year ended December 28, 2016.

Full Year 2016 Highlights

•	Domestic system-wide same-store sales increased 0.9%, including an increase of 1.1% at company restaurants and an increase of 0.8% at domestic franchised restaurants.

•	Opened 50 system restaurants including 14 international franchised locations.

•	Completed 240 remodels including 27 at company restaurants.

•	Company restaurant operating margin grew 11.1% to $65.2 million while franchise operating margin grew 4.2% to $98.8 million.

•	Net Income was $19.4 million, or $0.25 per diluted share, including a pre-tax settlement loss of $24.3 million resulting from the Company's pension plan liquidation.

•	Adjusted Net Income* grew 15.2% to $42.3 million while Adjusted Net Income per Share* grew 26.5% to $0.55.

•	Adjusted EBITDA* improved by 12.0% to $99.4 million.

•	Generated $51.1 million of Free Cash Flow*, after cash capital expenditures of $34.0 million.

•	Allocated $58.7 million towards share repurchases.

Fourth Quarter Highlights

•	Domestic system-wide same-store sales increased 0.5%, including an increase of 0.1% at company restaurants and an increase of 0.6% at domestic franchised restaurants.

•	Opened 12 system restaurants including four international franchised locations.

•	Completed 51 remodels including 10 at company restaurants.

•	Company restaurant operating margin expanded 22.3% to $16.6 million while franchise operating margin grew 3.7% to $25.2 million.

•	Net Income increased 28.7% to $11.3 million, or $0.15 per diluted share.

•	Adjusted Net Income* grew 41.3% to $12.6 million while Adjusted Net Income per Share* grew 52.9% to $0.17.

•	Adjusted EBITDA* improved by 17.8% to $25.8 million.

•	Generated $14.4 million of Free Cash Flow*, after cash capital expenditures of $6.5 million.

•	Allocated $39.0 million towards share repurchases.

"We are pleased with our performance during the fourth quarter and full year, particularly in light of the pervasive challenges within the restaurant industry", commented John Miller, Denny's President and Chief Executive Officer. "Throughout the year, we continued to successfully execute our brand revitalization strategy and delivered an improved and differentiated experience for our guests across food, service, and atmosphere. These efforts resulted in market share gains and impressive growth in company and franchise margins. In addition, we delivered our best year of unit expansion in the past five years. Moving forward, despite an uncertain industry outlook, Denny's remains committed to further elevating the guest experience, consistently growing same-store sales, and expanding the brand across the globe, leading to value creation for all franchisees and shareholders."

Fourth Quarter Results

Denny’s domestic system-wide same-store sales increased 0.5%, including a 0.1% increase at company restaurants and a 0.6% increase at domestic franchised restaurants. During the quarter, the Company acquired one franchised restaurant. Denny’s franchisees opened 12 restaurants and closed seven restaurants, bringing the total number of restaurants to 1,733.

Denny’s total operating revenue grew 4.5% to $129.6 million due to an increase in both company restaurant sales and franchise royalties. Company restaurant sales improved 6.1% to $94.6 million due to a greater number of company restaurants compared to the prior year quarter and same-store sales growth. Franchise and licensing revenue grew 0.5% to $35.0 million primarily due to higher royalty revenue, partially offset by a decrease in occupancy revenue.

Company restaurant operating margin of $16.6 million, or 17.5% of company restaurant sales, increased $3.0 million, or 230 basis points. Franchise operating margin of $25.2 million, or 72.1% of franchise and licensing revenue, increased $0.9 million, or 220 basis points.

Total general and administrative expenses were $17.3 million compared to $16.8 million in the prior year quarter as lower incentive compensation was offset by higher stock-based compensation. Interest expense of $3.3 million increased $0.7 million due to higher borrowings compared to the prior year quarter. Denny’s ended the quarter with $245.6 million of total debt outstanding, including $218.5 million of borrowings under its revolving credit facility. Depreciation and amortization expense of $6.0 million increased $0.3 million.

The provision for income taxes was $1.9 million, reflecting an effective tax rate of 14.4%. During the quarter, amended federal tax returns for prior years were filed in order to claim foreign tax credits in lieu of foreign tax deductions. These returns generated $1.7 million in additional tax credits and $0.9 million in federal income tax refunds. The Company paid $1.9 million in cash taxes during the quarter.

Denny's Net Income of $11.3 million, or $0.15 per diluted share, grew 28.7%. Adjusted Net Income per Share* of $0.17 grew 52.9% compared to the prior year quarter and included $0.04 per share resulting from the amended tax return filings.

Free Cash Flow* and Capital Allocation

Denny’s generated $14.4 million of Free Cash Flow* in the quarter after investing $6.5 million in cash capital expenditures, including the acquisition of one franchised restaurant and the remodeling of 10 company restaurants.

During the quarter, the Company allocated $39.0 million to share repurchases, including a $25.0 million accelerated share repurchase agreement entered into in November 2016 and completed in February 2017. As part of this agreement, approximately 1.5 million shares were repurchased during the fourth quarter and approximately 0.5 million shares were repurchased following the close of the fourth quarter. As of December 28, 2016, the Company had approximately $79 million remaining in authorized share repurchases, including the impact of the accelerated share repurchase agreement.

Business Outlook

The following full year 2017 estimates are based on management’s expectations at this time.

•	Same-store sales growth at company and domestic franchised restaurants between 0% and 2%.

•	45 to 50 new restaurant openings, with net restaurant growth of 10 to 20 restaurants.

•	Total operating revenue between $523 and $532 million including franchise and licensing revenue between $140 and $142 million.

•	Company restaurant margin between 17.5% and 18% and franchise restaurant margin between 71% and 71.5%.

•	Total general and administrative expenses between $68 and $71 million.

•	Adjusted EBITDA* between $101 and $103 million.

•	Depreciation and amortization expense between $23 and $24 million.

•	Net interest expense between $12.5 and $13 million.

•	Effective income tax rate between 35% and 37% with cash taxes between $7 and $9 million.

•	Cash capital expenditures between $22 and $24 million including the relocation of three high-performing company restaurants due to impending loss of property control.

•	Free Cash Flow* between $58 and $60 million.

*
Adjusted Net Income excludes debt refinancing charges, impairment charges, gains on sales of assets, and other adjustments including the pension settlement loss. The forward looking non-GAAP estimates set forth above are provided only on a non-GAAP basis. The Company is not able to reconcile these forward-looking non-GAAP estimates to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict or forecast the items impacting these estimates with a reasonable degree of accuracy. The Company is unable to determine the probable significance of the unavailable information. Please refer to the historical reconciliation of Net Income to Adjusted Income Before Taxes, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA, and Free Cash Flow included in the following tables.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the fourth quarter and full year ended December 28, 2016 on its quarterly investor conference call today, Wednesday, February 15, 2017 at 4:30 p.m. Eastern Time.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of December 28, 2016, Denny’s had 1,733 franchised, licensed, and company restaurants around the world with combined sales of $2.8 billion including 123 restaurants in Canada, Puerto Rico, Mexico, New Zealand, Honduras, Costa Rica, Dominican Republic, the United Arab Emirates, Guam, the Philippines, Curaçao, El Salvador, and Trinidad and Tobago. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  competitive pressures from within the restaurant industry; the level of success of our operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses, such as avian flu, or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2015 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Jessica Liddell, ICR
203-682-8208

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	12/28/16	12/30/15
Assets
Current assets
Cash and cash equivalents	$2,592	$1,671
Receivables	19,841	16,552
Assets held for sale	1,020	931
Other current assets	12,454	17,260
Total current assets	35,907	36,414
Property, net	133,102	124,816
Goodwill	35,233	33,454
Intangible assets, net	54,493	46,074
Deferred income taxes	17,683	29,159
Other noncurrent assets	29,733	27,120
Total assets	$306,151	$297,037

Liabilities
Current liabilities
Current maturities of capital lease obligations	$3,285	$3,246
Accounts payable	25,289	20,759
Other current liabilities	64,796	77,548
Total current liabilities	93,370	101,553
Long-term liabilities
Long-term debt, less current maturities	218,500	195,000
Capital lease obligations, less current maturities	23,806	17,499
Other	41,587	43,580
Total long-term liabilities	283,893	256,079
Total liabilities	377,263	357,632

Shareholders' deficit
Common stock	1,071	1,065
Paid-in capital	577,951	565,364
Deficit	(382,843)	(402,245)
Accumulated other comprehensive loss, net of tax	(1,407)	(23,777)
Treasury stock	(265,884)	(201,002)
Total shareholders' deficit	(71,112)	(60,595)
Total liabilities and shareholders' deficit	$306,151	$297,037

Debt Balances
(In thousands)	12/28/16	12/30/15
Credit facility revolver due 2020	$218,500	$195,000
Capital leases	27,091	20,745
Total debt	$245,591	$215,745

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	12/28/16	12/30/15
Revenue:
Company restaurant sales	$94,592	$89,183
Franchise and license revenue	35,013	34,842
Total operating revenue	129,605	124,025
Costs of company restaurant sales	78,030	75,639
Costs of franchise and license revenue	9,768	10,502
General and administrative expenses	17,269	16,831
Depreciation and amortization	5,971	5,712
Operating (gains), losses and other charges, net	2,545	644
Total operating costs and expenses, net	113,583	109,328
Operating income	16,022	14,697
Interest expense, net	3,327	2,605
Other nonoperating income, net	(474)	(399)
Net income before income taxes	13,169	12,491
Provision for income taxes	1,895	3,732
Net income	$11,274	$8,759

Basic net income per share	$0.16	$0.11
Diluted net income per share	$0.15	$0.11

Basic weighted average shares outstanding	72,657	78,650
Diluted weighted average shares outstanding	74,650	80,783

Comprehensive income	$19,675	$10,828

General and Administrative Expenses	Quarter Ended
(In thousands)	12/28/2016	12/30/2015
Share-based compensation	$1,985	$1,130
Other general and administrative expenses	15,284	15,701
Total general and administrative expenses	$17,269	$16,831

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Fiscal Year Ended
(In thousands, except per share amounts)	12/28/16	12/30/15
Revenue:
Company restaurant sales	$367,310	$353,073
Franchise and license revenue	139,638	138,220
Total operating revenue	506,948	491,293
Costs of company restaurant sales	302,096	294,357
Costs of franchise and license revenue	40,805	43,345
General and administrative expenses	67,960	66,602
Depreciation and amortization	22,178	21,472
Operating (gains), losses and other charges, net	26,910	2,366
Total operating costs and expenses, net	459,949	428,142
Operating income	46,999	63,151
Interest expense, net	12,232	9,283
Other nonoperating (income) expense, net	(1,109)	139
Net income before income taxes	35,876	53,729
Provision for income taxes	16,474	17,753
Net income	$19,402	$35,976

Basic net income per share	$0.26	$0.44
Diluted net income per share	$0.25	$0.42

Basic weighted average shares outstanding	75,325	82,627
Diluted weighted average shares outstanding	77,206	84,729

Comprehensive income	$41,772	$36,801

General and Administrative Expenses	Fiscal Year Ended
(In thousands)	12/28/16	12/30/15
Share-based compensation	$7,610	$6,635
Other general and administrative expenses	60,350	59,967
Total general and administrative expenses	$67,960	$66,602

DENNY’S CORPORATION
Reconciliation of Net (Loss) Income to Non-GAAP Operating Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance on a period-to-period basis.  The Company uses Adjusted Income Before Taxes, Adjusted EBITDA, Free Cash Flow and Adjusted Net Income internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees.  Adjusted EBITDA is also used to evaluate the ability to service debt because the excluded charges do not have an impact on prospective debt servicing capability and these adjustments are contemplated in our credit facility for the computation of our debt covenant ratios. Free Cash Flow, defined as Adjusted EBITDA less cash portion of interest expense net of interest income, capital expenditures, and cash taxes, is used to evaluate operating effectiveness and decisions regarding the allocation of resources.  However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

	Quarter Ended		Fiscal Year Ended
(In thousands, except per share amounts)	12/28/16	12/30/15	12/28/16	12/30/15
Net income	$11,274	$8,759	$19,402	$35,976
Provision for income taxes	1,895	3,732	16,474	17,753
Operating (gains), losses and other charges, net	2,545	644	26,910	2,366
Other nonoperating (income) expense, net	(474)	(399)	(1,109)	139
Share-based compensation	1,985	1,130	7,610	6,635
Adjusted Income Before Taxes	$17,225	$13,866	$69,287	$62,869

Interest expense, net	3,327	2,605	12,232	9,283
Depreciation and amortization	5,971	5,712	22,178	21,472
Cash payments for restructuring charges and exit costs	(706)	(259)	(1,810)	(1,475)
Cash payments for share-based compensation	—	—	(2,529)	(3,440)
Adjusted EBITDA	$25,817	$21,924	$99,358	$88,709

Cash interest expense, net	(3,082)	(2,348)	(11,232)	(8,299)
Cash paid for income taxes, net	(1,872)	(448)	(3,012)	(5,364)
Cash paid for capital expenditures	(6,460)	(12,018)	(34,031)	(32,780)
Free Cash Flow	$14,403	$7,110	$51,083	$42,266

	Quarter Ended		Fiscal Year Ended
(In thousands, except per share amounts)	12/28/16	12/30/15	12/28/16	12/30/15
Net income	$11,274	$8,759	$19,402	$35,976
Pension settlement loss	—	—	24,297	—
Gains on sales of assets and other, net	793	(50)	29	(93)
Impairment charges	1,098	264	1,098	935
Loss on debt refinancing	—	—	—	293
Tax effect (1)	(584)	(71)	(2,492)	(375)
Adjusted Net Income	$12,581	$8,902	$42,334	$36,736

Diluted weighted average shares outstanding	74,650	80,783	77,206	84,729

Adjusted Net Income Per Share	$0.17	$0.11	$0.55	$0.43

(1)
Tax adjustment for the loss on pension termination for the three months and year ended December 28, 2016 are calculated using an effective tax rate of 8.8%. The remaining tax adjustments for the three months and year ended December 28, 2016 are calculated using the Company's year-to-date effective tax rate of 30.9%, which excludes the impact of the pension termination. Tax adjustments for the three months and year ended December 30, 2015 are calculated using the Company's 2015 year-to-date effective tax rate of 33.0%.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	12/28/16		12/30/15
Company restaurant operations: (1)
Company restaurant sales	$94,592	100.0%	$89,183	100.0%
Costs of company restaurant sales:
Product costs	23,234	24.6%	23,051	25.8%
Payroll and benefits	38,275	40.5%	35,508	39.8%
Occupancy	4,836	5.1%	5,471	6.1%
Other operating costs:
Utilities	3,194	3.4%	3,041	3.4%
Repairs and maintenance	1,513	1.6%	1,521	1.7%
Marketing	2,989	3.2%	2,679	3.0%
Other	3,989	4.2%	4,368	4.9%
Total costs of company restaurant sales	$78,030	82.5%	$75,639	84.8%
Company restaurant operating margin (2)	$16,562	17.5%	$13,544	15.2%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$24,722	70.6%	$23,896	68.6%
Initial fees	636	1.8%	819	2.3%
Occupancy revenue	9,655	27.6%	10,127	29.1%
Total franchise and license revenue	$35,013	100.0%	$34,842	100.0%

Costs of franchise and license revenue:
Occupancy costs	$6,689	19.1%	$7,172	20.6%
Other direct costs	3,079	8.8%	3,330	9.6%
Total costs of franchise and license revenue	$9,768	27.9%	$10,502	30.1%
Franchise operating margin (2)	$25,245	72.1%	$24,340	69.9%

Total operating revenue (4)	$129,605	100.0%	$124,025	100.0%
Total costs of operating revenue (4)	87,798	67.7%	86,141	69.5%
Total operating margin (4)(2)	$41,807	32.3%	$37,884	30.5%

Other operating expenses: (4)(2)
General and administrative expenses	$17,269	13.3%	$16,831	13.6%
Depreciation and amortization	5,971	4.6%	5,712	4.6%
Operating (gains), losses and other charges, net	2,545	2.0%	644	0.5%
Total other operating expenses	$25,785	19.9%	$23,187	18.7%

Operating income (4)	$16,022	12.4%	$14,697	11.9%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Fiscal Year Ended
(In thousands)	12/28/16		12/30/15
Company restaurant operations: (1)
Company restaurant sales	$367,310	100.0%	$353,073	100.0%
Costs of company restaurant sales:
Product costs	90,487	24.6%	89,660	25.4%
Payroll and benefits	142,823	38.9%	136,626	38.7%
Occupancy	19,557	5.3%	20,443	5.8%
Other operating costs:
Utilities	12,426	3.4%	12,866	3.6%
Repairs and maintenance	6,406	1.7%	6,017	1.7%
Marketing	13,112	3.6%	12,527	3.5%
Other	17,285	4.7%	16,218	4.6%
Total costs of company restaurant sales	$302,096	82.2%	$294,357	83.4%
Company restaurant operating margin (2)	$65,214	17.8%	$58,716	16.6%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$98,416	70.5%	$94,755	68.6%
Initial fees	2,717	1.9%	2,478	1.8%
Occupancy revenue	38,505	27.6%	40,987	29.7%
Total franchise and license revenue	$139,638	100.0%	$138,220	100.0%

Costs of franchise and license revenue:
Occupancy costs	$28,062	20.1%	$30,416	22.0%
Other direct costs	12,743	9.1%	12,929	9.4%
Total costs of franchise and license revenue	$40,805	29.2%	$43,345	31.4%
Franchise operating margin (2)	$98,833	70.8%	$94,875	68.6%

Total operating revenue (4)	$506,948	100.0%	$491,293	100.0%
Total costs of operating revenue (4)	342,901	67.6%	337,702	68.7%
Total operating margin (4)(2)	$164,047	32.4%	$153,591	31.3%

Other operating expenses: (4)(2)
General and administrative expenses	$67,960	13.4%	$66,602	13.6%
Depreciation and amortization	22,178	4.4%	21,472	4.4%
Operating gains, losses and other charges, net	26,910	5.3%	2,366	0.5%
Total other operating expenses	$117,048	23.1%	$90,440	18.4%

Operating income (4)	$46,999	9.3%	$63,151	12.9%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Same-Store Sales	Quarter Ended		Fiscal Year Ended
(increase vs. prior year)	12/28/16	12/30/15	12/28/16	12/30/15
Company Restaurants	0.1%	3.5%	1.1%	6.5%
Domestic Franchised Restaurants	0.6%	2.8%	0.8%	5.7%
Domestic System-wide Restaurants	0.5%	2.9%	0.9%	5.8%
System-wide Restaurants	0.6%	2.0%	0.7%	4.9%

Average Unit Sales	Quarter Ended		Fiscal Year Ended
(In thousands)	12/28/16	12/30/15	12/28/16	12/30/15
Company Restaurants	$565	$557	$2,254	$2,217
Franchised Restaurants	$389	$388	$1,563	$1,555

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units September 28, 2016	168	1,560	1,728
Units Opened	—	12	12
Units Reacquired	1	(1)	—
Units Refranchised	—	—	—
Units Closed	—	(7)	(7)
Net Change	1	4	5
Ending Units December 28, 2016	169	1,564	1,733

Equivalent Units
Fourth Quarter 2016	167	1,563	1,730
Fourth Quarter 2015	160	1,543	1,703
Net Change	7	20	27

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 30, 2015	164	1,546	1,710
Units Opened	1	49	50
Units Reacquired	10	(10)	—
Units Refranchised	(6)	6	—
Units Closed	—	(27)	(27)
Net Change	5	18	23
Ending Units December 28, 2016	169	1,564	1,733

Equivalent Units
Year-to-Date 2016	163	1,556	1,719
Year-to-Date 2015	159	1,538	1,697
Net Change	4	18	22